                                     [LETTERHEAD]



                            INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Form SB-2 Registration Statement of Organic Food Products, Inc. of our report dated February 28, 1997 on the financial statements of Organic Food Products, Inc. for the years ended June 30, 1996 and 1995.

Semple & Cooper, P.L.C.

Phoenix, Arizona
March 6, 1997